Exhibit 99.1

FOR IMMEDIATE RELEASE
Alimera Sciences Announces Second Quarter 2019 Financial Results and Provides Corporate Update

Second Quarter and Recent Company Highlights:

•	Consolidated Net Revenue Up 2% Compared to Second Quarter 2018

•	International Net Revenue Up 21% Compared to Second Quarter 2018

•	UK’s NICE Provided Positive Opinion for Reimbursement of ILUVIEN® in Non-Infectious Posterior Uveitis Indication

•	Launched Pilot Direct-to-Patient Marketing Campaign for ILUVIEN in the U.S. for diabetic macular edema (DME)

ATLANTA (July 29, 2019) – Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a leader in the commercialization and development of prescription ophthalmology treatments for the management of retinal diseases, announces financial results for the quarter ended June 30, 2019. Alimera will host a conference call on Tuesday, July 30, 2019 at 9:00 AM ET to review these financial results and provide an update on corporate developments.

“During the second quarter we continued to advance our business strategy in many areas, including obtaining a positive outcome from NICE for non-infectious posterior uveitis and launching our direct-to-patient pilot campaign,” said Rick Eiswirth, president and CEO of Alimera. “Although we were disappointed in the consolidated net revenue this quarter, we are pleased with our international segment growth year over year. Our U.S. sales were impacted by greater than expected turnover in our sales force due to several new ophthalmic product launches by other companies in the first half of the year. We aggressively addressed this issue during the quarter and were fully staffed by early July.”
ILUVIEN showed a strong performance in markets outside the U.S., with international segment sales up 21% compared to the same period last year. International geographic expansion remains a strategic focus for Alimera, with new country approvals and launches for ILUVIEN expected in the latter half of this year. Alimera had previously announced the positive outcome for NICE on June 20 and the launching of the direct-to-patient campaign on May 22.
Mr. Eiswirth added, “We are now focused on returning to growth domestically, and with the recent approval of ILUVIEN for non-infectious posterior uveitis in our European markets, as well as the second quarter launch of ILUVIEN in France, we look forward to increasing share in all markets in the second half of this year. We intend to continue pursuing our strategy to leverage our global sales infrastructure and build a leading company focused on the treatment of retinal diseases.”

Second Quarter 2019 Financial Results

Net Revenue
Consolidated net revenue grew 2% to $10.9 million, compared to $10.7 million during the second quarter of 2018. U.S. net revenue was $7.3 million during the second quarter of 2019, down 6% from $7.8 million during the same period in 2018. End user demand, which represents units purchased by physicians and pharmacies from Alimera’s U.S. distributors, decreased 4% in the quarter ended June 30, 2019, decreasing to 917 units compared to 955 units from the second quarter of 2018.

The difference between our U.S. GAAP revenue and U.S. end user demand was negligible during the second quarter of 2019.

International net revenue increased 21% to $3.5 million during the second quarter of 2019, compared to $2.9 million for the same period during 2018. Revenue in the international segment will fluctuate from quarter to quarter depending primarily on the timing and size of our international distributor ordering patterns. For example, our Q1 2019 revenues were significantly impacted by orders related to our expansion into Spain and France.

Operating Expenses
Total operating expenses during the quarter ended June 30, 2019 increased by $700,000, or 6%, to $13.3 million, compared to $12.6 million during the same period of 2018.

General and administrative expenses for the second quarter ended June 30, 2019 increased 16% to $3.7 million, compared to $3.2 million for the same period in the prior year. The increase was primarily attributable to professional fees and logistics costs, some of which are attributable to Brexit preparation.

Net Loss and Non-GAAP Adjusted EBITDA
During the second quarter of 2019, Alimera reported a net loss of $5.0 million, compared to a net loss of $4.0 million for the same period in 2018. “Adjusted EBITDA,” a non-GAAP financial measure defined below, was a loss of $2.1 million for the second quarter of 2019, compared to an Adjusted EBITDA loss of $980,000 during the quarter ended June 30, 2018. GAAP basic and diluted net loss per share for the three months ended June 30, 2019 was $0.07 on approximately 71 million weighted average shares outstanding. This compares to basic and diluted net loss per share of $0.06 on approximately 70 million weighted average shares outstanding during the same period in 2018.

Cash and Cash Equivalents
As of June 30, 2019, Alimera had cash and cash equivalents of approximately $12.2 million, compared to $13.0 million in cash and cash equivalents reported on December 31, 2018.

Definition of Non-GAAP Financial Measure
For purposes of this press release, “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, losses on extinguishment of debt and non-cash accrued severance expenses. Please refer to the sections of this press release entitled “Non-

GAAP Financial Measure” and “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA.”

Conference Call to Be Held July 30, 2019
A conference call will be hosted on July 30, 2019 at 9:00am eastern time by Rick Eiswirth, president and chief executive officer, and Phil Jones, chief financial officer, to discuss Alimera’s financial results. Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: Tuesday July 30, 2019, 9:00 AM ET
Conference dial-in: 866-777-2509
International dial-in: 412-317-5413
Conference Call Name: Alimera Sciences (Nasdaq: ALIM) Second Quarter 2019 Financial Results and Corporate Update Conference Call
Conference Call Pre-registration:
Participants can register for the conference by navigating to http://dpregister.com/10131060
Please note that registered participants will receive their dial in number upon registration and will dial directly into the call without delay.
Live Webcast URL: https://services.choruscall.com/links/alimera190430.html

A replay will be available on Alimera’s website, www.alimerasciences.com, under “Investor Relations” one hour following the live call.
Conference Call replay: US Toll Free: 1-877-344-7529
International Toll: 1-412-317-0088
Canada Toll Free: 855-669-9658
Replay Access Code: 10131060
End Date: September 13, 2019
About Alimera Sciences, Inc.
www.alimerasciences.com
Alimera, founded in June 2003, is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and affect millions of people in our aging populations. For more information, please visit www.alimerasciences.com.
Non-GAAP Financial Measure
This press release contains a discussion of a non-GAAP financial measure, as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP measure of Adjusted EBITDA provides useful information to investors regarding Alimera’s operating performance. Alimera uses Adjusted EBITDA in the management of its business. Accordingly, Adjusted EBITDA for the three and six months ended June 30, 2019 and 2018 has been presented in certain instances excluding items identified in the reconciliations provided in the table entitled “Reconciliation of GAAP Net Loss to non-GAAP Adjusted EBITDA.” GAAP net loss is the most directly comparable GAAP financial measure to Adjusted EBITDA. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies because not all companies may calculate Adjusted EBITDA in an identical manner. Therefore, Adjusted EBITDA is not necessarily an accurate measure of comparison between companies.
The presentation of Adjusted EBITDA is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management in determining this non-GAAP financial measure.
Forward Looking Statements
This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera’s belief that new country approvals and launches are to be expected in the latter half of this year, Alimera’s intentions to leverage its global sales infrastructure and build a leading company focused on the treatment of retinal diseases and Alimera’s statement that it is looking forward to increasing share in all markets in the second half of this year. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change either of them, and could cause actual results to differ materially from those projected in the forward-looking statements. Meaningful factors that could cause actual results to differ include, but are not limited to, (a) a slowdown or reduction in Alimera’s sales in 2019 due to a reduction in end user demand, unanticipated competition, regulatory issues, including delays in obtaining reimbursement approval in various countries in the EU for the treatment of non-infectious posterior uveitis, or other unexpected circumstances, and (b) other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2018, and Alimera’s Quarterly Report on Form 10-Q for the first quarter of 2019, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at http://www.sec.gov. Additional factors will also be described in those sections of Alimera’s Quarterly Report on Form 10-Q for the second quarter of 2019, to be filed with the SEC soon.
The forward-looking statements in this press release speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries: Scott Gordon for Alimera Sciences scottg@coreir.com	For media inquiries: Jules Abraham for Alimera Sciences julesa@coreir.com
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ALIMERA SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2019	December 31, 2018
CURRENT ASSETS	(unaudited)
Cash and cash equivalents	$12,157	$13,043
Restricted cash	32	32
Accounts receivable, net	13,892	17,259
Prepaid expenses and other current assets	2,691	2,109
Inventory	2,141	2,405
Total current assets	30,913	34,848
NON-CURRENT ASSETS:
Property and equipment, net	1,095	1,355
Right of use assets, net	1,299	—
Intangible asset, net	15,761	16,723
Deferred tax asset	1,174	1,182
TOTAL ASSETS	$50,242	$54,108

LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES
Accounts payable	$7,875	$6,355
Accrued expenses	3,468	3,643
Finance lease obligations	247	236
Total current liabilities	11,590	10,234
NON-CURRENT LIABILITIES
Note payable	38,288	37,873
Finance lease obligations - less current portion	172	305
Other long-term liabilities	3,874	2,974
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' (DEFICIT) EQUITY
Preferred stock
Series A Convertible Preferred Stock	19,227	19,227
Series C Convertible Preferred Stock	11,117	11,117
Common stock	710	701
Additional paid-in capital	347,524	346,108
Common stock warrants	3,707	3,707
Accumulated deficit	(384,928)	(377,127)
Accumulated other comprehensive loss	(1,039)	(1,011)
TOTAL STOCKHOLDERS' (DEFICIT) EQUITY	(3,682)	2,722

TOTAL LIABILITIES AND STOCKHOLDERS (DEFICIT) EQUITY	$50,242	$54,108

ALIMERA SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Unaudited)
NET REVENUE	$10,855	$10,717	$23,745	$20,347
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,174)	(913)	(2,774)	(2,017)
GROSS PROFIT	9,681	9,804	20,971	18,330

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	2,834	2,777	5,561	5,599
GENERAL AND ADMINISTRATIVE EXPENSES	3,675	3,229	7,068	7,084
SALES AND MARKETING EXPENSES	6,108	5,926	12,021	11,895
DEPRECIATION AND AMORTIZATION	654	650	1,306	1,299
OPERATING EXPENSES	13,271	12,582	25,956	25,877
NET LOSS FROM OPERATIONS	(3,590)	(2,778)	(4,985)	(7,547)

INTEREST EXPENSE AND OTHER	(1,236)	(1,178)	(2,464)	(2,329)
UNREALIZED FOREIGN CURRENCY GAIN (LOSS), NET	49	32	(20)	34
LOSS ON EARLY EXTINGUISHMENT OF DEBT	—	—	—	(1,766)
NET LOSS BEFORE TAXES	(4,777)	(3,924)	(7,469)	(11,608)
PROVISION FOR TAXES	(261)	(76)	(332)	(76)
NET LOSS	$(5,038)	$(4,000)	$(7,801)	$(11,684)
NET LOSS PER SHARE — Basic and diluted	$(0.07)	$(0.06)	$(0.11)	$(0.17)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	70,990,340	70,022,100	70,866,285	69,952,940

ALIMERA SCIENCES, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(in thousands)

	Three Months Ended June 30, 2019				Three Months Ended June 30, 2018
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated
	(unaudited)
NET REVENUE	$7,320	$3,535	$—	$10,855	$7,799	$2,918	$—	$10,717
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(808)	(366)	—	(1,174)	(656)	(257)	—	(913)
GROSS PROFIT	6,512	3,169	—	9,681	7,143	2,661	—	9,804

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	1,630	1,090	114	2,834	1,602	954	221	2,777
GENERAL AND ADMINISTRATIVE EXPENSES	2,150	946	579	3,675	1,866	723	640	3,229
SALES AND MARKETING EXPENSES	4,217	1,779	112	6,108	4,142	1,493	291	5,926
DEPRECIATION AND AMORTIZATION	—	—	654	654	—	—	650	650
OPERATING EXPENSES	7,997	3,815	1,459	13,271	7,610	3,170	1,802	12,582
SEGMENT LOSS FROM OPERATIONS	(1,485)	(646)	(1,459)	(3,590)	(467)	(509)	(1,802)	(2,778)
OTHER INCOME AND EXPENSES, NET	—	—	(1,187)	(1,187)	—	—	(1,146)	(1,146)
NET LOSS BEFORE TAXES				$(4,777)				$(3,924)

	Six Months Ended June 30, 2019				Six Months Ended June 30, 2018
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated
	(unaudited)
NET REVENUE	$14,086	$9,659	$—	$23,745	$14,604	$5,743	$—	$20,347
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,493)	(1,281)	—	(2,774)	(1,369)	(648)	—	(2,017)
GROSS PROFIT	12,593	8,378	—	20,971	13,235	5,095	—	18,330

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	3,057	2,261	243	5,561	3,242	1,904	453	5,599
GENERAL AND ADMINISTRATIVE EXPENSES	4,084	1,933	1,051	7,068	4,159	1,630	1,295	7,084
SALES AND MARKETING EXPENSES	8,258	3,484	279	12,021	8,514	2,771	610	11,895
DEPRECIATION AND AMORTIZATION	—	—	1,306	1,306	—	—	1,299	1,299
OPERATING EXPENSES	15,399	7,678	2,879	25,956	15,915	6,305	3,657	25,877
SEGMENT (LOSS) INCOME FROM OPERATIONS	(2,806)	700	(2,879)	(4,985)	(2,680)	(1,210)	(3,657)	(7,547)
OTHER INCOME AND EXPENSES, NET	—	—	(2,484)	(2,484)	—	—	(4,061)	(4,061)
NET LOSS BEFORE TAXES				$(7,469)				$(11,608)

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES
GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Unaudited)
GAAP NET LOSS	$(5,038)	$(4,000)	$(7,801)	$(11,684)
Adjustments to net loss:
Interest expense and other	1,236	1,178	2,464	2,329
Provision for taxes	261	76	332	76
Depreciation and amortization	654	650	1,306	1,299
Stock-based compensation expenses	629	1,151	1,399	2,358
Unrealized foreign currency exchange (gains) losses	(49)	(32)	20	(34)
Loss on early extinguishment of debt	—	—	—	1,766
Non-cash accrued severance expenses	175	—	175	—
NON-GAAP ADJUSTED EBITDA	$(2,132)	$(977)	$(2,105)	$(3,890)